Exhibit 99.1

(1)         This Form 4 is being filed to report the acquisition of 250,000 shares of Series C Mandatory Redeemable Preferred Shares (the “Series C Stock”) of Tortoise Energy Infrastructure Corporation, a closed-end management investment company registered under the Investment Company Act of 1940 (the “Issuer”), that were received by Athene Annuity & Life Assurance Company (“Athene Annuity”) in exchange for 250,000 shares of Series C Mandatory Redeemable Preferred Shares issued by Tortoise Energy Capital Corporation (“Tortoise Capital”) upon the closing of the merger of Tortoise Capital with and into the Issuer on June 23, 2014.  This Form 4 also reflects the acquisition on October 9, 2014 of 480,000 shares of the Issuer’s Series D Mandatory Redeemable Preferred Shares (the “Series D Stock”) and 280,000 shares of the Issuer’s Series E Mandatory Redeemable Preferred Shares (the “Series E Stock”) by Athene Annuity and Life Company (“AAIA”).  Following the reported transactions, the amount of preferred stock of the Issuer held of record by the reporting persons includes: (i) 800,000 shares of the Issuer’s Series B Mandatory Redeemable Preferred Shares (the “Series B Stock”) held of record by Athene Annuity; (ii) 200,800 shares of the Issuer’s Series B Stock held of record by Athene Annuity & Life Assurance Company of New York (“Athene New York”); (iii) 250,000 shares of the Issuer’s Series C Stock held of record by Athene Annuity; (iv) 480,000 shares of the Issuer’s Series D Stock held of record by AAIA; and (v) 280,000 shares of the Issuer’s Series E Stock held of record by AAIA.

AAIA is the sole shareholder of Athene New York.  Athene Annuity is the sole shareholder of AAIA.  Athene USA Corporation (“AUSA”) is the sole shareholder of Athene Annuity, and Athene Holding Ltd. (“Athene Holding”) is the sole shareholder of AUSA.

Athene Annuity, AAIA and Athene New York each disclaim beneficial ownership of the shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock held of record by any of the reporting persons other than themselves, and AUSA and Athene Holding each disclaims beneficial ownership of the shares of Series B Stock, Series C Stock, Series D Stock and Series E Stock held of record by Athene Annuity, Athene New York or AAIA, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of Athene Annuity is 400 Brookfield Parkway, Greenville, South Carolina 29607.  The address of AUSA and AAIA is 7700 Mills Civic Parkway, West Des Moines, Iowa 50266.  The address of Athene New York is 69 Lydecker St., Nyack, New York 10960.  The address of Athene Holding is 96 Pitts Bay Road, Pembroke, Bermuda HM08.